Exhibit 99.1

Sep 29, 2014

Former CEA Founder And Chairperson Judy Starkey Joins Streamline Health® Board Of Directors

Ms. Starkey Brings Industry Experience and Relationships to the Company

ATLANTA, Sept. 29, 2014 /PRNewswire/ — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of transformational data-driven solutions to help healthcare providers reduce exposure to risk, enhance clinical, financial, and operational performance, and improve patient care, today announced that Judy E. Starkey has joined the Company’s board of directors.

Ms. Starkey is the Founder and former Chairperson of Chamberlin Edmonds & Associates (CEA), which she launched in 1986. Her company was acquired by Emdeon in 2010.  She began her career in health service management, medical cost control and government systems with the Social Security Administration. While employed by the government, Ms. Starkey designed a management system that enabled states to comply with congressional and state regulations. She also designed and implemented a process that reduced the cost of administering the SSDIB program by several million dollars.

Ms. Starkey is an oft-honored expert in her field and is an advanced member of HFMA, has delivered Congressional testimony and presents at national/state forums of healthcare professionals. She currently serves on three not-for-profit boards including Baddour Memorial Center, Inc., The Johns Hopkins Berman Institute of Bioethics and Emory Palliative Day Visiting Committee.   Ms. Starkey received her BS degree in Psychology from Spring Hill College and her MS in Psychology from Georgia State University.

“We are very pleased to have a person of Judy’s talent and accomplishments in our industry join our board,” stated Robert E. Watson, President and CEO, Streamline Health Solutions, Inc. “I’ve known Judy for quite some time and have always appreciated her style as well as her incredible passion and drive to accomplish so many great things in our industry.  I know I speak for our entire board when I say that we look forward to the many contributions that Judy will make to our Company over the coming years.”

“I think Streamline Health is unique in the marketplace today with its Looking Glass™ platform and comprehensive suite of solutions,” said Ms. Starkey. “Knowing the leadership of so many healthcare institutions as I do, I know what they are facing and Streamline’s SaaS-based solutions can help them improve their performance - both financially and clinically.  At the end of the day, it’s about improving the care these organizations provide to their communities, and that’s where I want to spend my time and energy.”

About Streamline Health
Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge - actionable insights that reduce exposure to risk, enhance operational performance, and improve patient care. Through our Looking Glass™ Platform we provide clients with meaningful, intelligent SaaS-based solutions from patient engagement to reimbursement. We share a common calling and commitment to advance the quality of life and the quality of healthcare - for society, our industry, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s expectations of future revenue, backlog, renewal sales and related expectations and assumptions.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development, key strategic alliances with vendors that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:
Randy Salisbury
SVP, Chief Marketing Officer
(404)-229-4242
randy.salisbury@streamlinehealth.net